SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 FORM 8-K/A-1

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        January 22, 1998


                           Union Pacific Corporation
            (Exact Name of Registrant as Specified in its Charter)


             Utah                  1-6075                13-2626465
  (State or Other Jurisdiction  (Commission           (I.R.S. Employer
        of Incorporation)       File Number)         Identification No.)


  1717 Main Street, Suite 5900, Dallas, Texas               75201
   (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (214) 743-5600


                                      N/A
          Former Name or Former Address, if Changed Since Last Report

  The Current Report on Form 8-K of Union Pacific Corporation dated January 22, 1998, as filed with the Securities and Exchange Commission on January 23, 1998, which contained certain typographical errors, is hereby amended and restated in its entirety for the purpose of correcting such errors.

Item 5.     Other Events.

       Attached as an Exhibit is the Press Release issued by Union Pacific Corporation (the "Company") on January 22, 1998 that announces the fourth quarter earnings of the Company.

Item 7.     Financial Statements and Exhibits.

       (c)    Exhibits.

              99.1    Press Release dated January 22, 1998 announcing the
               			    Company's fourth quarter earnings.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Union Pacific Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 1998


                           UNION PACIFIC CORPORATION


                           By:  /s/ Carl W. von Bernuth
                                Carl W. von Bernuth
                                Senior Vice President, General Counsel and
                                Secretary

                                 EXHIBIT INDEX

  Exhibit   Description

  99.1      Press Release dated January 22, 1998 announcing the Company's
     	      fourth quarter earnings.






G:\GROUPDIR\JEH\SEC\1228-KA.WPD

                                                              EXHIBIT 99.1


                                                       FOR IMMEDIATE RELEASE


                UNION PACIFIC ANNOUNCES FOURTH QUARTER RESULTS


Dallas, Texas, January 22, 1998 -- Union Pacific Corporation today reported a net loss of $152 million, or $.62 per share, in the fourth quarter of 1997, reflecting the impact of severe congestion at its railroad subsidiary during the quarter, as well as the costs of its Service Recovery Plan. In total, the Corporation estimates that these congestion problems reduced net income by approximately $353 million, or $1.42 per share.

  Results for the quarter included a $40 million, or $.16 per share, after-tax loss on the planned sale of the company's logistics subsidiary, Skyway Freight Systems. It also included $13 million, or $.05 per share, in one-time, after-tax expenses associated with the implementation of the UP/SP merger. Net income was $229 million, or $.93 per share, in the fourth quarter of 1996.

  Union Pacific Railroad recorded an operating loss of $57 million in the fourth quarter of 1997, compared to operating income of $470 million for the same period in 1996. During the quarter, the Railroad focused intense efforts on alleviating congestion on its system and restoring normal service levels to its customers. As a result of the service difficulties and the costs associated with the recovery plan, Railroad revenues were down 11 percent in the quarter, while operating costs increased 12 percent. This led to an operating ratio of 102.5, compared with 81.6 in the fourth quarter of 1996.

  Overnite Transportation completed another strong quarter, reporting net income of $6 million, compared to a net loss of $1 million in 1996 (before goodwill of $5 million in both quarters). Continued improvement in service levels combined with a strong trucking environment to increase revenues by 14 percent. The company also continued its focus on productivity improvement during the quarter. As a result, Overnite's operating ratio decreased by 5.9 percentage points to 97.4.

  Union Pacific Corporation reported net income of $432 million, or $1.74 per share, for the full year 1997. This compares with pro forma 1996 income of $664 million, or $2.71 per share, and reported 1996 income from continuing operations of $733 million, or $3.36 per share.

  "We are extremely disappointed with our fourth quarter operating and financial performance," said Dick Davidson, chief executive officer. "We have let down our customers, our shareholders, and, not least of all, our employees. We are focused intensively on our Service Recovery Plan and have been encouraged by the improvement in our service indicators. While our earnings in the first quarter will not match last year, as we go through the year our performance should improve. As we complete the recovery and move forward with our merger implementation, all of us are working hard to regain the confidence of our customers, our shareholders, and our employees."

  A fourth quarter and full-year income statement is attached.

  Media inquiries should be directed to John Bromley at Union Pacific Railroad,
(402) 271-3475.

  (This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. This information is based on facts available at this time, and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed above. Important facts that could cause such differences include, but are not limited to, whether Union Pacific Railroad's Service Recovery Plan achieves its goals; industry competition and regulatory developments; natural events such as severe weather, floods and earthquakes; the effects of adverse economic conditions affecting the Company's shippers; changes in fuel prices; and the ultimate outcome of shipper claims, environmental investigations or proceedings and other types of claims and litigations.)

         UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
                  STATEMENT OF CONSOLIDATED INCOME
               For the Three Months Ended December 31
           (Dollars in Millions Except Per Share Amounts)
                             (Unaudited)
                            Fourth Quarter                              Pct
                                                 1997        1996       Chg
                                               ---------    --------   -----
Operating Revenues . . . . . . . . . . . . .   $2,561        $2,810    - 9
Operating Expenses . . . . . . . . . . . . .    2,619 a)      2,350    +11
                                               ---------    --------
Operating Income . . . . . . . . . . . . . .      (58)b)        460      U
Other Income - Net . . . . . . . . . . . . .      (22)           80      U
Interest Expense . . . . . . . . . . . . . .     (153)         (155)   - 1
Corporate Expenses . . . . . . . . . . . . .      (13)          (26)   -50
                                               ---------    --------
Income Before Income Taxes . . . . . . . . .     (246)          359      U
Income Taxes . . . . . . . . . . . . . . . .       94          (130)     F
                                               ---------    --------
Net Income . . . . . . . . . . . . . . . . .     (152)          229      U
                                               =========    ========
Basic Earnings Per Share . . . . . . . . . .   ($0.62)        $0.94      U
                                               =========    ========
Diluted Earnings Per Share . . . . . . . . .   ($0.62)c)      $0.93      U
                                               =========    ========
Basic Average Shares Outstanding (MM). . . .    245.9         244.5     +1
Diluted Average Shares Outstanding (MM). . .    248.0         246.4     +1

a) One-time merger expenses $22 million pre-tax ($13 million after-tax or $.05 per diluted share) Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger.

b) Includes $567 million pre-tax ($353 million after tax or $1.42 per diluted share) impact of rail congestion.

c) Accounting regulations do not allow inclusion of common stock equivalents in a loss period since they are anti-dilutive.

January 22, 1998

         UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
                  STATEMENT OF CONSOLIDATED INCOME
                   For the Year Ended December 31
           (Dollars in Millions Except Per Share Amounts)
                             (Unaudited)
                                  Year-to-Date
                                         Pro Forma  Pct    Reported   Pct
                                 1997      1996 a)  Chg      1996     Chg
                               ---------  -------  ----     -------  ----
Operating Revenues . . . . .   $11,079    $11,219   - 1     $8,786    +26
Operating Expenses . . . . .     9,826 b)   9,613   + 2      7,253    +35
                               ---------  -------           -------
Operating Income . . . . . .     1,253 c)   1,606   -22      1,533    -18
Other Income - Net . . . . .       137        128   + 7        182    -25
Interest Expense . . . . . .      (605)      (616)  - 2       (501)   +21
Corporate Expenses . . . . .      (109)      (101)  + 8       (101)   + 8
                               ---------  -------           -------
Income Before Income Taxes .       676      1,017   -34      1,113    -39
Income Taxes . . . . . . . .      (244)      (353)  -31       (380)   -36
                               ---------  -------           -------
Income From Continuing
  Operations . . . . . . . .       432        664   -35        733    -41
Discontinued Operations. . .         -          -              171      U
                               ---------  -------           -------
Net Income . . . . . . . . .      $432       $664   -35       $904    -52
                               =========  =======           =======
Basic Earnings Per Share . .     $1.76      $2.73   -36      $4.17    -58
                               =========  =======           =======
Diluted Earnings Per Share .     $1.74      $2.71   -36      $4.14    -58
                               =========  =======           =======
Basic Average Shares
  Outstanding (MM) . . . . .     245.7      243.5   + 1      216.7    +13
Diluted Average Shares
  Outstanding (MM) . . . . .     248.1      244.9   + 1      218.1    +14

a) Pro Forma results for 1996 reflect the Corporation's September 1996 acquisition of Southern Pacific Rail Corporation (SP) and spin-off of Union Pacific Resources Group Inc. (UPRG) as if both transactions had been completed January 1, 1996.

b) One-time merger expenses: $97 million pre-tax ($60 million after-tax or $.24 per diluted share) Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger.

c) Includes $730 million pre-tax ($455 million after tax or $1.83 per diluted share) impact of rail congestion.

January 22, 1998